UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Building 17, Suite 102B Waltham, Massachusetts		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 651-5940

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement

On August 7, 2023, Aeglea BioTherapeutics, Inc. (the “Company”) entered into a lease termination agreement (the “Termination Agreement”) with Las Cimas Owner LP (the “Landlord”) pursuant to which the parties agreed to terminate, as of August 8, 2023 (the “Termination Date”), that certain Lease Agreement dated as of April 30, 2019, as amended on October 2, 2019 and January 14, 2020 (the “Lease”), by and between the Landlord and the Company, pursuant to which the Company leased Suites 100, 110 and 150 located in the office building commonly known as 805 Las Cimas Parkway, Austin, Texas 78746 (the “Premises”).

As consideration for the Landlord’s agreement to release the Company, the Company paid a termination fee in the amount of $2 million to the Landlord. As of the Termination Date, the Company no longer has any further obligations to the Landlord pursuant to the Lease which arise or accrue from and after the Termination Date.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeglea BioTherapeutics, Inc.

Date: August 11, 2023	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh Chief Financial Officer